Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of FTI Consulting, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Catherine M. Freeman, Senior Vice President, Controller, Chief Accounting Officer and Interim Chief Financial Officer (principal financial officer and principal accounting officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2016

By:	/S/ CATHERINE M. FREEMAN
Catherine M. Freeman
Senior Vice President, Controller, Chief Accounting Officer and Interim Chief Financial Officer
(principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.